Exhibit 99.2

Associated Estates Realty Corporation First Quarter 2006 Earnings Release and Supplemental Financial Data

The Residence at Barrington

226 Barrington Place

Aurora, OH 44202

Tel: (330) 995-5446

WebSite: www.residenceatbarrington.com

The Residence at Barrington is a premier community offering cathedral ceilings, gas fireplaces, enclosed sunrooms, French doors, private patio/balcony, private entrances, and attached garages, as well as 24-hour business and fitness centers, lighted tennis courts, outdoor heated pool with spa, tanning bed, playground, and more. The community also provides convenient access to key traffic arteries, major employers, area theme parks, golf, shopping, and dining.

Associated Estates Realty Corporation Phone: (216) 261-5000

5025 Swetland Court Fax: (216) 289-9600

Cleveland, Ohio 44143-1467 Web Site: www.aecrealty.com

Investor contact: Barbara E. Hasenstab

Vice President of Investor Relations

and Corporate Communications

(216) 797-8798

IR@aecrealty.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2006 performance, which are based on certain assumptions. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expects," "projects," "believes," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements. Investors are cautioned that the Company's forward-looking statements involve risks and uncertainty, that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; risks of a lessening of demand for the multifamily units owned or managed by the Company; competition from other available multifamily units and changes in market rental rates; increases in property and liability insurance costs; changes in real estate taxes and other operating expenses (e.g., cleaning, utilities, repair and maintenance costs, insurance and administrative costs, security, landscaping, staffing and other general costs); changes in government regulations affecting properties, the rents of which are subsidized and certain aspects of which are regulated by the United States Department of Housing and Urban Development ("HUD") and other properties owned by the Company; changes in or termination of contracts relating to third party management and advisory business; inability to renew current contracts with HUD for rent subsidized properties at existing rents; weather and other conditions that might adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, and real estate tax valuation reassessments or millage rate increases; inability of the Company to control operating expenses or achieve increases in revenues; the results of litigation filed or to be filed against the Company; changes in tax legislation; risks related to the Company's joint ventures; risks of personal injury claims and property damage related to mold claims because of diminished insurance coverage; catastrophic property damage losses that are not covered by the Company's insurance; risks associated with property acquisitions such as environmental liability, among others; changes in market conditions that may limit or prevent the Company from acquiring or selling properties; and risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which they are located.

Associated Estates Realty Corporation First Quarter 2006 Supplemental Financial Data

ASSOCIATED ESTATES REALTY CORPORATION REPORTS FIRST QUARTER RESULTS

Property Operations Ahead of Expectations

Cleveland, Ohio - April 27, 2006 - Associated Estates Realty Corporation (NYSE: AEC) today reported a net loss applicable to common shares of $8,885,000 or $0.51 per common share (basic and diluted), for the first quarter ended March 31, 2006, compared with a net loss applicable to common shares of $6,843,000, or $0.35 per common share (basic and diluted), for the first quarter ended March 31, 2005.

Funds from operations (FFO) for the quarter were $(0.02) per common share (basic and diluted), compared with $0.09 per common share (basic and diluted) for the first quarter ended March 31, 2005.

The results for the first quarter of 2006 include $3.6 million in defeasance costs associated with the prepayment of $35.3 million in debt. Excluding these costs, FFO for the first quarter of 2006 would have been $0.19 per common share (basic and diluted). Excluding non-cash redemption costs of approximately $2.2 million, or $0.11 per share associated with the redemption of the Company's Class A Shares in January 2005, FFO for the first quarter of 2005 would have been $0.20 per common share (basic and diluted).

A reconciliation of net (loss) income applicable to common shares to FFO is included on page 9.

Total revenues for the quarter were $38,618,000, compared with $34,840,000 for the first quarter of 2005, an increase of 10.8 percent.

Additional quarterly financial information, including performance by region for the Company's same store portfolio, is included on pages 12 through 16.

Same Store (Market-Rate) Portfolio

Revenues for the quarter from the Company's same store (market-rate) portfolio were up 5.5 percent, and total property operating expenses for the same store (market-rate) portfolio increased 9.3 percent, resulting in a 2.0 percent increase in net operating income (NOI), compared with the first quarter of 2005. Physical occupancy was 94.6 percent at the end of the first quarter of 2006 compared with 92.6 percent at the end of the first quarter of 2005.

For the first quarter, the average net collected rent per unit for the same store (market-rate) properties increased 5.4 percent to $706 per month, compared with the first quarter of 2005. Net collected rent per unit for the Company's same store (market-rate) Midwest portfolio grew 4.1 percent, while net collected rent per unit for the Company's same store (market-rate) properties in the Mid-Atlantic/Southeast markets grew 9.5 percent.

"We are pleased with the strong revenue growth in our same-store portfolio," said John T. Shannon, Senior Vice President of Operations. Mr. Shannon noted that these stronger revenues were driven by higher occupancy, which contributed growth of approximately 1.9 percent and a combination of reduced concessions and increased rental rates, which contributed growth of approximately 3.6 percent.

"We expect the momentum from our same-store portfolio performance in the first quarter to continue to drive our results in the coming quarters," he added.

Sequential Same Store (Market-Rate) Portfolio

On a sequential quarterly basis, revenues from the Company's same store (market-rate) portfolio were up 1.5 percent, and the average net collected rent per unit for the same store (market-rate) properties increased 1.7 percent in the first quarter, compared with the fourth quarter of 2005.

Stock Repurchase

In 2005, the Company's Board of Directors approved a $50 million stock repurchase program. During the first quarter of 2006, the Company purchased 985,225 shares at an average price of $10.34 per share, bringing the total shares repurchased under this program to 2,803,925 shares at an average price of $9.83 per share.

Dispositions

The Company said it still expects to sell at least $75 million of assets during 2006.

Outlook

"Our first quarter FFO per share, excluding defeasance costs, was on the high end of our expectations," said Lou Fatica, Vice President, Chief Financial Officer and Treasurer.

"The majority of our FFO contributions are anticipated to be delivered in the second half of the year as a result of the expected timing of property sales, the redistribution of sales proceeds to pay down debt, and the historically seasonal low FFO experienced during the first quarter," he added.

"We are reiterating our expected FFO per share guidance of $0.98 to $1.02 per share for the year, excluding the effect of defeasance costs," said Fatica.

Assumptions relating to the Company's earnings guidance can be found on page 19.

Conference Call

A conference call to discuss the results will be held today, Thursday, April 27, at 2:00 p.m. Eastern. To participate in the call:

Via Telephone: The dial in number is 800-362-0571, and the passcode is "Estates."

Via the Internet (listen only): Access the Investor Relations page on the Company's website at www.aecrealty.com. Please log on at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. Select the "Live Webcast" link at the top of the page and follow the brief instructions to register for the event. The webcast will be archived through May 11, 2006.

Associated Estates Realty Corporation Financial and Operating Highlights For the Three Months Ended March 31, 2006 and 2005 (Unaudited; in thousands, except per share and ratio data)

	Three Months Ended
	March 31,
OPERATING INFORMATION	2006	2005

Total revenue	$ 38,618	$ 34,840
Property revenue	$ 35,227	$ 32,148
Net (loss) income applicable to common shareholders	$ (8,885)	$ (6,843)
Per share:
Basic	$ (0.51)	$ (0.35)
Diluted	$ (0.51)	$ (0.35)

Funds from Operations (FFO) (1)	$ (310)	$ 1,776

FFO excluding defeasance costs and/or preferred redemption costs (2)	$ 3,249	$ 3,939

FFO per share - basic and diluted	$ (0.02)	$ 0.09

FFO per share excluding defeasance costs and/or preferred redemption costs -
basic and diluted	$ 0.19	$ 0.20

Funds Available for Distribution (FAD)(1)	$ 2,655	$ 3,720

Dividends per share	$ 0.17	$ 0.17

Payout ratio - FFO	(850.0)%	188.9%
Payout ratio - FFO excluding defeasance costs and/or preferred redemption costs	89.5%	85.0%
Payout ratio - FAD	113.3%	89.5%

General and administrative expense	$ 2,346	$ 2,050
Interest expense (3)	$ 10,341	$ 9,671
Interest coverage ratio (4)	1.42:1	1.55:1
Fixed charge coverage ratio (5)	1.27:1	1.37:1
General and administrative expense to property revenue	6.7%	6.4%
Interest expense to property revenue	29.4%	30.1%
Property NOI (6)	$ 17,499	$ 16,567
ROA (7)	7.4%	7.3%
Same store market-rate revenue increase	5.5%	1.7%
Same store market-rate expense increase	9.3%	8.4%
Same store market-rate NOI increase (decrease)	2.0%	(3.9)%
Same store market-rate operating margins	50.3%	52.1%

(1) See page 9 for a reconciliation of net (loss) income to these non-GAAP measurements and page 20 for the Company's definition of these non-GAAP measurements.

(2) See page 20 for the Company's definition of this non-GAAP measurement.

(3) Excludes amortization of financing fees of $281 and $272 for 2006 and 2005, respectively and excludes defeasance costs of $3,559 for 2006.

(4) Is calculated as EBITDA divided by interest expense, including capitalized interest and amortization of deferred financing costs, and excluding defeasance costs and preferred redemption cost write-off. See page 21 for a reconciliation of net (loss) income to EBITDA and for the Company's definition of EBITDA.

(5) Represents interest expense and preferred stock dividend payment coverage, excluding defeasance costs and preferred redemption cost write-off.

(6) See pages 21 and 22 for a reconciliation of net (loss) income to this non-GAAP measurement and for the Company's definition of this non-GAAP measurement.

(7) ROA is calculated as trailing twelve month Property NOI divided by average gross real estate assets.

Associated Estates Realty Corporation Financial and Operating Highlights First Quarter 2006 (Unaudited; in thousands, except per share and ratio data)

	March 31,	December 31,
MARKET CAPITALIZATION DATA	2006	2005

Net real estate investments	$ 640,663	$ 645,937
Total assets	$ 671,350	$ 719,242

Debt	$ 547,986	$ 573,570
Minority interest	$ 2,172	$ 2,172
Preferred stock - 8.70% Class B Cumulative Redeemable Preferred
Shares	$ 58,000	$ 58,000
Total shareholders' equity	$ 87,432	$ 108,981

Common shares outstanding	17,038	17,950
Share price, end of period	$ 11.25	$ 9.04

Total market capitalization(1)	$ 817,432	$ 816,505

Undepreciated book value of real estate (2)	$ 947,156	$ 944,725

Debt to undepreciated book value of real estate	57.9%	60.7%

Debt to total market capitalization (1)	69.8%	73.0%

Annual dividend	$ 0.68	$ 0.68

Annual dividend yield based on share price, end of period	6.0%	7.5%

(1) Includes the Company's share of unconsolidated debt of $22,665 and $22,667 as of March 31, 2006 and December 31, 2005.

(2) Includes $14,487 and $4,556 of undepreciated real estate associated with two properties classified as held for sale at March 31, 2006 and one property classified as held for sale at December 31, 2005.

Associated Estates Realty Corporation Financial and Operating Highlights First Quarter 2006

PORTFOLIO INFORMATION
		No. of	Average Age of
Company Portfolio:	Properties	Units	Owned Properties
Directly owned:
Affordable Housing	12	1,246	28
"Same Store" Market-Rate	56	14,218	16
Acquisition	2	484	6
Held for Sale	2	496	26
Total directly owned	72	16,444	17
Joint ventures:
Affordable Housing	1	108	24
Market-Rate	1	843	6
Total joint ventures	2	951	8
Third party managed:
Affordable Housing	30	4,876
Market-Rate	6	1,240
Total third party managed	36	6,116

Total Company Portfolio	110	23,511

Associated Estates Realty Corporation Condensed Consolidated Balance Sheets First Quarter 2006 (Unaudited; dollar amounts in thousands)

	March 31,	December 31,
	2006	2005
ASSETS
Real estate assets
Investment in real estate	$ 931,237	$ 939,149
Construction in progress	1,432	1,020
Less: accumulated depreciation	(294,500)	(294,505)
	638,169	645,664
Real estate associated with property held for sale, net	2,494	273

Real estate, net	640,663	645,937
Cash and cash equivalents	570	39,733
Restricted cash	7,410	8,497
Other assets	22,707	25,075
Total assets	$ 671,350	$ 719,242

LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgage notes payable	$ 510,906	$ 547,790
Lines of credit borrowings	11,300	-
Unsecured borrowings	25,780	25,780
Total debt	547,986	573,570
Accounts payable, accrued expenses and other liabilities	33,760	34,520
Total liabilities	581,746	608,090

Operating partnership minority interest	2,172	2,172

Shareholders' equity
Preferred shares, without par value; 9,000,000 shares authorized;
8.70% Class B Series II cumulative redeemable, $250 per share
liquidation preference, 232,000 issued and outstanding	58,000	58,000
Common shares, without par value, $.10 stated value; 41,000,000 authorized; 22,995,763 issued and 17,037,736 and 17,950,326
outstanding at March 31, 2006 and December 31, 2005, respectively	2,300	2,300
Paid-in capital	280,374	278,885
Accumulated distributions in excess of accumulated net income	(196,083)	(184,303)
Accumulated other comprehensive income	(54)	(25)
Less: Treasury shares, at cost, 5,958,027 and 5,045,437 shares
at March 31, 2006 and December 31, 2005, respectively	(57,105)	(45,877)
Total shareholders' equity	87,432	108,980
Total liabilities and shareholders' equity	$ 671,350	$ 719,242

Associated Estates Realty Corporation Consolidated Statements of Operations Three Months Ended March 31, 2006 and 2005 (Unaudited; dollar and share amounts in thousands)

	Three Months Ended
	March 31,
	2006	2005
REVENUE
Property revenues	$ 35,227	$ 32,148
Management and service company revenues:
Fees, reimbursements and other	3,079	2,596
Painting services	312	96
Total revenue	38,618	34,840

EXPENSES
Property operating and maintenance	17,728	15,581
Depreciation and amortization	8,597	7,990
Direct property management and service companies expenses	3,223	2,843
Painting services and charges	407	120
General and administrative	2,346	2,050
Total expenses	32,301	28,584
Operating income	6,317	6,256
Interest income	381	113
Interest expense	(14,181)	(9,943)
(Loss) income before equity in net loss of joint ventures,
minority interest and (loss) income from discontinued operations	(7,483)	(3,574)
Equity in net loss of joint ventures	(106)	(265)
Minority interest in operating partnership	(16)	(16)
(Loss) income from continuing operations	(7,605)	(3,855)
(Loss) income from discontinued operations:
Operating (loss) income	(18)	521
Gain on disposition of properties, net	-	-
(Loss) income from discontinued operations	(18)	521
Net (loss) income	(7,623)	(3,334)
Preferred share dividends	(1,262)	(1,346)
Original cost associated with redemption of preferred shares	-	(2,163)
Net (loss) income applicable to common shares	$ (8,885)	$ (6,843)

Earnings per common share - basic:
(Loss) income from continuing operations applicable to common shares	$ (0.51)	$ (0.38)
(Loss) income from discontinued operations	-	0.03
Net (loss) income applicable to common shares	$ (0.51)	$ (0.35)

Earnings per common share - diluted:
(Loss) income from continuing operations applicable to common shares	$ (0.51)	$ (0.38)
(Loss) income from discontinued operations	-	0.03
Net (loss) income applicable to common shares	$ (0.51)	$ (0.35)

Weighted average shares outstanding - basic	17,283	19,579
Weighted average shares outstanding - diluted	17,283	19,579

Associated Estates Realty Corporation Reconciliation of Funds from Operations (FFO) and Funds Available for Distribution (FAD) (In thousands, except per share data)

	Three Months Ended
	March 31,
CALCULATION OF FFO AND FAD	2006	2005

Net (loss) income applicable to common shares	$ (8,885)	$ (6,843)

Add: Depreciation - real estate assets	7,886	8,127
Depreciation - real estate assets - joint ventures	240	240
Amortization of joint venture deferred costs	9	8
Amortization of intangible assets	440	244
Less: Gain on disposition of properties	-	-
Funds From Operations (FFO) (1)	(310)	1,776

Add: Defeasance costs	3,559	-
Add: Original costs associated with redemption of preferred shares	-	2,163

Funds From Operations (FFO) excluding defeasance costs
and/or preferred redemption costs (1)	3,249	3,939

Add: Depreciation - other assets	363	425
Depreciation - other assets - joint ventures	44	51
Amortization of deferred financing fees	281	272
Amortization of deferred financing fees - joint ventures	12	7

Less: Fixed asset additions (2)	(1,272)	(961)
Fixed asset additions - joint ventures (2)	(22)	(13)
Funds Available for Distribution (FAD) (1)	$ 2,655	$ 3,720

Weighted average shares outstanding - basic	17,283	19,579
Weighted average shares outstanding - diluted	17,283	19,579

PER SHARE INFORMATION:

FFO - basic and diluted	$ (0.02)	$ 0.09
FFO excluding defeasance costs and/or
preferred redemption costs - basic and diluted	$ 0.19	$ 0.20
Dividends	$ 0.17	$ 0.17
Payout ratio - FFO	(850.0)%	188.9%
Payout ratio - FFO excluding defeasance costs and/or
preferred redemption costs	89.5%	85.0%
Payout ratio - FAD	113.3%	89.5%

(1) See page 20 for the Company's definition of these non-GAAP measurements.

(2) Fixed asset additions exclude development, investment and non-recurring capital additions and only reflect the Company's prorata share of recurring joint venture capital additions.

Associated Estates Realty Corporation Discontinued Operations (1) Three Months Ended March 31, 2006 and 2005 (Unaudited; dollar and share amounts in thousands)

	Three Months Ended March 31,
	2006	2005
	Held for Sale	Sold	Held for Sale	Total
REVENUE
Property revenues	$ 909	$ 2,600	$ 809	$ 3,409

EXPENSES
Property operating and maintenance	821	1,281	742	2,023
Depreciation and amortization	92	678	128	806
Total expenses	913	1,959	870	2,829
Operating (loss) income	(4)	641	(61)	580
Interest expense, net	(14)	(23)	(36)	(59)
Gain on disposition of properties, net	-	-	-	-
(Loss) income from discontinued operations	$ (18)	$ 618	$ (97)	$ 521

Earnings per common share - basic:
(Loss) income from discontinued operations	$ 0.00	$ 0.03	$ 0.00	$ 0.03

Earnings per common share - diluted:
(Loss) income from discontinued operations	$ 0.00	$ 0.03	$ 0.00	$ 0.03

Weighted average shares outstanding-basic	17,283	19,579	19,579	19,579
Weighted average shares outstanding-diluted	17,283	19,579	19,579	19,579

(1) In accordance with SFAS 144, the Company reports the results of operations and gain/loss related to the sale of real estate assets as discontinued operations. Real estate assets that are classified as held for sale are also reported as discontinued operations. The Company generally classifies properties held for sale when all significant contingencies surrounding the closing have been resolved. In many transactions, these contingencies are not satisfied until the actual closing of the transaction. Interest expense included in discontinued operations is limited to interest on mortgage debt specifically associated with properties sold or classified as held for sale.

Included in the table above are two properties held for sale at March 31, 2006 and three properties disposed of in 2005.

Associated Estates Realty Corporation Overview of Operating Expenses Related to Repairs and Maintenance and Capitalized Expenditures (In thousands, except estimated GAAP useful life and cost per unit)

		Three Months Ended
		March 31, 2006
	Estimated
	GAAP Useful		Cost
	Life (Years)	Amount	Per Unit(1)
OPERATING EXPENSES RELATED TO REPAIRS AND MAINTENANCE

Repairs and maintenance(2)		$ 3,137	$ 191
Maintenance personnel labor cost(2)		1,815	110
Total Operating Expenses Related to Repairs and Maintenance		4,952	301

CAPITAL EXPENDITURES

Recurring Capital Expenditures (3)
Amenities	5	29	2
Appliances	5	208	12
Building improvements(4)	14	923	56
Carpet and flooring	5	623	38
HVAC and mechanicals	15	159	9
Landscaping and grounds	14	95	6
Suite improvements	5	78	5
Miscellaneous	5	48	3

Total Recurring Capital Expenditures - Properties		2,163	131

Corporate capital expenditures(5)(6)		109	7
Less: Capital to be funded from the sale of properties (7)		(1,000)	(61)
Total Recurring Capital Expenditures		1,272	77

Total Recurring Capital Expenditures and Repairs and Maintenance		$ 6,224	$ 378

Total Recurring Capital Expenditures		$ 1,272

Investment/Revenue Enhancing Expenditures(8):
Siding/Painting	10	233
Building improvements	various	2
Total Investment/Revenue Enhancing Expenditures		235

Capital to be funded from the sale of properties (7)	various	1,000

Grand Total Capital Expenditures		$ 2,507

(1) Calculated using 16,444 units, including 1,246 affordable housing units, 980 acquisition/disposition property units, and 14,218 same store market-rate units.

(2) Included in property operating and maintenance expense in the Consolidated Statements of Operations.

(3) See page 22 for the Company's definition of recurring fixed asset additions.

(4) Includes primarily building exterior work, exterior painting and new roofs.

(5) Includes upgrades to computer hardware and software as well as corporate office furniture and fixtures.

(6) Includes $5 of capital lease payments.

(7) The Company's practice has been to fund recurring capital expenditures via funds provided by operations and to fund investment/revenues enhancing expenditures either through proceeds from property sales, borrowings on the lines of credit or property refinancings. For 2006, the Company has budgeted to fund a portion of the recurring capital expenditures through the proceeds from property sales. The amount shown represents the prorata amount for the first quarter.

(8) See page 22 for the Company's definition of investment/revenue enhancing additions.

Associated Estates Realty Corporation "Same Store" Market-Rate Data Operating Results for the Last Five Quarters (Unaudited, in thousands, except unit totals and per unit amounts)

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2006	2005	2005	2005	2005

Property Revenues	$ 31,046	$ 30,580	$ 30,766	$ 30,529	$ 29,430

Property Operating and Maintenance Expenses
Personnel	4,076	3,410	3,813	3,846	3,870
Advertising	498	446	460	457	424
Utilities	2,491	2,218	1,979	1,815	2,254
Repairs and maintenance	2,730	2,590	3,102	3,011	2,391
Real estate taxes and insurance	4,535	4,295	4,322	4,285	4,095
Other operating	1,096	1,361	1,353	1,200	1,077
Total Expenses	15,426	14,320	15,029	14,614	14,111

Net Operating Income	$ 15,620	$ 16,260	$ 15,737	$ 15,915	$ 15,319

Operating Margin	50.3%	53.2%	51.2%	52.1%	52.1%

Total Number of Units	14,218	14,218	14,218	14,218	14,218

NOI Per Unit	$ 1,099	$ 1,144	$ 1,107	$ 1,119	$ 1,077

Average Net Collected Per Unit (1)	$ 706	$ 694	$ 698	$ 709	$ 670

Physical Occupancy - End of Period (2)	94.6%	92.5%	93.7%	94.9%	92.6%

(1) Represents gross potential rents less vacancies and concessions.

(2) Is defined as number of units occupied divided by total number of units.

Associated Estates Realty Corporation "Same Store" Market-Rate Data As of March 31, 2006 and March 31, 2005 (Unaudited, in thousands, except unit totals and per unit amounts)

									Physical		Turnover
			Net Rent Collected per Unit (1)			Average Rent per Unit (2)			Occupancy (3)		Ratio (4)
	No. of	Average	Q1	Q1%		Q1	Q1%		Q1	Q1	Q1	Q1
	Units	Age(5)	2006	2005	Change	2006	2005	Change	2006	2005	2006	2005

Florida	956	7	$ 1,124	$ 986	14.0%	$ 1,200	$ 1,120	7.1%	97.3%	99.1%	64.4%	64.0%
Georgia	706	19	662	616	7.5%	848	838	1.2%	94.9%	95.5%	53.3%	49.3%
Indiana	836	10	725	703	3.1%	877	856	2.5%	95.2%	93.9%	39.2%	41.1%
Metro D.C.	667	20	1,103	1,052	4.8%	1,182	1,139	3.8%	96.9%	97.2%	33.6%	30.0%
Michigan	2,888	15	654	652	0.3%	826	801	3.1%	94.1%	93.5%	47.4%	41.3%
North Carolina	276	12	626	587	6.6%	847	830	2.0%	90.6%	91.7%	53.6%	62.3%
Ohio - Central Ohio	3,135	14	648	619	4.7%	761	721	5.5%	94.8%	94.3%	49.1%	44.0%
Ohio - Northeastern Ohio	3,072	22	661	606	9.1%	812	785	3.4%	94.2%	86.8%	35.8%	36.8%
Ohio - Northeastern - Congregate Care	50	21	578	604	(4.3)%	812	810	0.2%	70.0%	72.0%	24.0%	16.0%
Ohio - Toledo, Ohio	1,060	20	584	603	(3.2)%	730	700	4.3%	95.2%	94.2%	38.9%	37.7%
Pennsylvania	468	20	625	560	11.6%	788	726	8.5%	90.8%	87.8%	53.0%	47.9%
Texas	104	13	905	783	15.6%	1,104	1,085	1.8%	95.2%	92.3%	30.8%	42.3%
Total/Average "Same Store"
Market-Rate	14,218	16	$ 706	$ 670	5.4%	$ 848	$ 815	4.0%	94.6%	92.6%	45.0%	42.6%

(1) Represents gross potential rents less vacancies and allowances for all units divided by the number of units in a market.

(2) Represents gross potential rents for all units divided by the number of units in a market.

(3) Represents physical occupancy at the end of the quarter.

(4) Represents the number of units turned over for the period, divided by the number of units in a market, annualized.

(5) Age shown in years.

Associated Estates Realty Corporation Property Revenues For the Three Months Ended March 31, 2006 and 2005

		2006	2005	Q1	Q1
Property Revenues	No. of	Physical	Physical	2006	2005	Increase/	%
	Units	Occupancy (1)	Occupancy (1)	Revenues	Revenues	(Decrease )	Change
"Same Store" Market-Rate
Midwest Properties
Indiana	836	95.2%	93.9%	$ 1,863	$ 1,830	$ 33	1.8%
Michigan	2,888	94.1%	93.5%	5,893	5,825	68	1.2%
Ohio - Central Ohio	3,135	94.8%	94.3%	6,282	5,997	285	4.8%
Ohio - Northeastern Ohio	3,072	94.2%	86.8%	6,261	5,759	502	8.7%
Ohio - Northeastern - Congregate Care	50	70.0%	72.0%	132	141	(9)	(6.4)%
Ohio - Toledo, Ohio	1,060	95.2%	94.2%	1,941	1,980	(39)	(2.0)%
Pennsylvania	468	90.8%	87.8%	903	820	83	10.1%
Total Midwest Properties	11,509	94.2%	91.7%	23,275	22,352	923	4.1%

Mid-Atlantic/Southeast Properties
Florida	956	97.3%	99.1%	3,318	2,874	444	15.4%
Georgia	706	94.9%	95.5%	1,423	1,317	106	8.0%
Metro D.C.	667	96.9%	97.2%	2,226	2,142	84	3.9%
North Carolina	276	90.6%	91.7%	523	492	31	6.3%
Texas	104	95.2%	92.3%	281	253	28	11.1%
Total Mid-Atlantic/Southeast Properties	2,709	95.8%	96.7%	7,771	7,078	693	9.8%
Total "Same Store" Market-Rate	14,218	94.6%	92.6%	31,046	29,430	1,616	5.5%

Affordable Housing
Ohio	1,246	99.8%	99.4%	2,511	2,477	34	1.4%
Acquisitions (2)
Florida	316	98.7%	N/A	1,171	241	930	384.8%
Georgia	168	95.2%	N/A	499	-	499	100.0%
Total Property Revenues	15,948	95.0%	93.2%	$ 35,227	$ 32,148	$ 3,079	9.6%

(1) Represents physical occupancy at the end of the quarter.

(2) The Company defines acquisition properties as acquired properties which have not yet reached stabilization. A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

Associated Estates Realty Corporation Property Operating Expenses For the Three Months Ended March 31, 2006 and 2005

		2006	2005	Q1	Q1
Property Operating Expenses	No. of	Physical	Physical	2006	2005	Increase/	%
	Units	Occupancy (1)	Occupancy (1)	Expenses	Expenses	(Decrease )	Change
"Same Store" Market-Rate
Midwest Properties
Indiana	836	95.2%	93.9%	$ 813	$ 661	$ 152	23.0%
Michigan	2,888	94.1%	93.5%	2,873	2,709	164	6.1%
Ohio - Central Ohio	3,135	94.8%	94.3%	3,081	2,870	211	7.4%
Ohio - Northeastern Ohio	3,072	94.2%	86.8%	3,984	3,568	416	11.7%
Ohio - Northeastern - Congregate Care	50	70.0%	72.0%	149	140	9	6.4%
Ohio - Toledo, Ohio	1,060	95.2%	94.2%	949	816	133	16.3%
Pennsylvania	468	90.8%	87.8%	435	433	2	0.5%
Total Midwest Properties	11,509	94.2%	91.7%	12,284	11,197	1,087	9.7%

Mid-Atlantic/Southeast Properties
Florida	956	97.3%	99.1%	1,296	1,162	134	11.5%
Georgia	706	94.9%	95.5%	716	653	63	9.6%
Metro D.C.	667	96.9%	97.2%	710	691	19	2.7%
North Carolina	276	90.6%	91.7%	265	248	17	6.9%
Texas	104	95.2%	92.3%	155	160	(5)	(3.1)%
Total Mid-Atlantic/Southeast Properties	2,709	95.8%	96.7%	3,142	2,914	228	7.8%
Total "Same Store" Market-Rate	14,218	94.6%	92.6%	15,426	14,111	1,315	9.3%

Affordable Housing
Ohio	1,246	99.8%	99.4%	1,607	1,346	261	19.4%
Acquisitions (2)
Florida	316	98.7%	N/A	481	124	357	287.9%
Georgia	168	95.2%	N/A	214	-	214	100.0%
Total Property Expenses	15,948	95.0%	93.2%	$ 17,728	$ 15,581	$ 2,147	13.8%

(1) Represents physical occupancy at the end of the quarter.

(2) The Company defines acquisition properties as acquired properties which have not yet reached stabilization. A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

Associated Estates Realty Corporation Property Net Operating Income (Property NOI) For the Three Months Ended March 31, 2006 and 2005

		2006	2005	Q1	Q1
Property NOI (1)	No. of	Physical	Physical	2006	2005	Increase/	%
	Units	Occupancy (2)	Occupancy (2)	NOI	NOI	(Decrease )	Change
"Same Store" Market-Rate
Midwest Properties
Indiana	836	95.2%	93.9%	$ 1,050	$ 1,169	$ (119)	(10.2)%
Michigan	2,888	94.1%	93.5%	3,020	3,116	(96)	(3.1)%
Ohio - Central Ohio	3,135	94.8%	94.3%	3,201	3,127	74	2.4%
Ohio - Northeastern Ohio	3,072	94.2%	86.8%	2,277	2,191	86	3.9%
Ohio - Northeastern - Congregate Care	50	70.0%	72.0%	(17)	1	(18)	(1,800.0)%
Ohio - Toledo, Ohio	1,060	95.2%	94.2%	992	1,164	(172)	(14.8)%
Pennsylvania	468	90.8%	87.8%	468	387	81	20.9%
Total Midwest Properties	11,509	94.2%	91.7%	10,991	11,155	(164)	(1.5)%

Mid-Atlantic/Southeast Properties
Florida	956	97.3%	99.1%	2,022	1,712	310	18.1%
Georgia	706	94.9%	95.5%	707	664	43	6.5%
Metro D.C.	667	96.9%	97.2%	1,516	1,451	65	4.5%
North Carolina	276	90.6%	91.7%	258	244	14	5.7%
Texas	104	95.2%	92.3%	126	93	33	35.5%
Total Mid-Atlantic/Southeast Properties	2,709	95.8%	96.7%	4,629	4,164	465	11.2%
Total "Same Store" Market-Rate	14,218	94.6%	92.6%	15,620	15,319	301	2.0%

Affordable Housing
Ohio	1,246	99.8%	99.4%	904	1,131	(227)	(20.1)%
Acquisitions (3)
Florida	316	98.7%	N/A	690	117	573	489.7%
Georgia	168	95.2%	N/A	285	-	285	100.0%
Total Property NOI	15,948	95.0%	93.2%	$ 17,499	$ 16,567	$ 932	5.6%

(1) See pages 21 and 22 for a reconciliation of net (loss) income to this non-GAAP measurement and for the Company's definition of this non-GAAP measurement.

(2) Represents physical occupancy at the end of the quarter.

(3) The Company defines acquisition properties as acquired properties which have not yet reached stabilization. A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

Associated Estates Realty Corporation Debt Structure As of March 31, 2006 (Dollar and share amounts in thousands)

			Current
	Balance	Percentage	Weighted
	Outstanding	of	Average
	March 31, 2006	Total Debt	Interest Rate

FIXED RATE DEBT
Mortgages payable	$ 418,308	76.3%	7.7%
Unsecured borrowing	25,780	4.7%	7.9%
Total fixed rate debt	444,088	81.0%	7.7%

VARIABLE RATE DEBT
Mortgages payable	92,598	16.9%	6.2%
Line of credit borrowings	11,300	2.1%	6.3%
Total variable rate debt	103,898	19.0%	6.2%
TOTAL DEBT	$ 547,986	100.0%	7.4%

Interest coverage ratio (1)	1.42:1
Fixed charge coverage ratio (2)	1.27:1

Weighted average maturity	5.1 years

SCHEDULED PRINCIPAL MATURITIES
	Fixed Rate - CMBS	Fixed Rate - Other	Variable Rate	Total

2006	$ -	$ -	$ -	$ -
2007	66,529	-	-	66,529
2008 (3)	40,692	-	11,300	51,992
2009	104,517	-	20,000	124,517
2010	61,252	-	61,920	123,172
2011	75,817	-	9,400	85,217
Thereafter	69,501	25,780	1,278	96,559
Total	$ 418,308	$ 25,780	$ 103,898	$ 547,986

	Three Months Ended
	March 31,
	2006	2005

INTEREST RATE SWAP
Amortization of termination fee (4)	$ (153)	$ (119)
Interest rate swap expense	-	(64)
Total	$ (153)	$ (183)

(1) Is calculated as EBITDA divided by interest expense, including capitalized interest and amortization of deferred financing costs, and excluding defeasance costs and preferred redemption cost write-off. See page 21 for a reconciliation of net (loss) income to EBITDA and for the Company's definition of EBITDA.

(2) Represents interest expense and preferred stock dividend payment coverage, excluding defeasance costs and preferred redemption cost write-off.

(3) Includes one of the Company's lines of credit which matures in 2008.

(4) On December 11, 2000, the Company executed termination agreements for two swaps. The Company received termination payments totaling $3.2 million, which are being amortized over the remaining terms of the swaps through 2007, at the rate of $32,954 month or $395,445 per year. In connection with the defeasance of one mortgage loan during the quarter ended March 31, 2006, the Company wrote off $57,000, which was the remaining unamortized portion of the fee related to this loan.

Associated Estates Realty Corporation Joint Venture Summary Data For the Three Months Ended March 31, 2006 and 2005 (Unaudited, dollar amounts in thousands)

Balance Sheet Data	March 31,	December 31,
	2006	2005

Real estate, net	$ 53,545	$ 54,057
Other assets	2,864	2,249
	$ 56,409	$ 56,306

Amount payable to the Company	$ -	$ 69
Mortgage payable	46,169	46,173
Other liabilities	1,253	902
Equity	8,987	9,162
	$ 56,409	$ 56,306

Beneficial Interest in Operations	Three Months Ended March 31,
	2006	2005

Revenue	$ 1,005	$ 858
Cost of operations	497	514
Revenue less cost of operations	508	344
Interest expense, net	(309)	(304)
Depreciation - real estate assets	(240)	(240)
Depreciation - other	(44)	(50)
Amortization of deferred costs	(9)	(8)
Amortization of deferred financing fees	(12)	(7)
Discontinued operations:
Results of operations	-	-
Gain on sale of property	-	-
Net (loss) income	(106)	(265)
Add:
Depreciation - real estate assets	240	240
Amortization of deferred costs	9	8
Funds From Operations (FFO) (1)	$ 143	$ (17)

	Number of		AERC's
Summary of Debt	Units	At 100%	Prorata Share	Maturity Date

Lakeshore Village (50.0% Affordable)	108	$ 4,169	$ 2,085	8/1/2031
Idlewylde Apartments (49.0% Market-Rate)	843	42,000	20,580	6/1/2010

Total of all joint ventures	951	$ 46,169	$ 22,665

(1) See page 20 for the Company's definition of this non-GAAP measurement.

Associated Estates Realty Corporation 2006 Financial Outlook As of April 27, 2006

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on the cover of this document for a list of risk factors. In addition, the timing of property sales, the net sale proceeds generated from property sales, and the timing of the use of the net sale proceeds, along with changes to interest rates could have a material impact on the projections included in these forward-looking statements.

Earnings Guidance Per Common Share - Diluted
Expected net income	$1.77 to $1.81
Expected real estate depreciation and amortization	1.87
Expected adjustments to unconsolidated joint ventures	0.06
Expected defeasance costs on secured costs	0.47
Expected gains on disposition of properties	(3.19)
Expected Funds from Operations (FFO) Excluding Defeasance Costs (1)	$0.98 to $1.02

Same Store Portfolio
Revenue growth	4.25% to 4.75%
Expense growth	6.0% to 6.5%
Property NOI(2) growth	2.75% to 3.25%
Physical occupancy	94%

Transactions
Dispositions	$75 million
Acquisitions	$0 million
Development	$0 million

Corporate Expenses
General and administrative expense growth	10.0%

Debt
Capitalized interest	$0 million
Expensed interest (excluding debt extinguishment costs)	$39 million
LIBOR	4.37% to 5.12%
Expected defeasance costs	$8 million

Capital Structure
Common share repurchases	$10 million

(1) See page 20 for the Company's definition of this non-GAAP measurement.

(2) See page 21 for the Company's definition of this non-GAAP measurement.

This supplemental includes certain non-GAAP financial measures that the Company believes are helpful in understanding our business, as further described below. The Company's definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations ("FFO")

The Company defines FFO as the inclusion of all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under GAAP, adjusted for depreciation on real estate assets and amortization of intangible assets and gains and losses from the disposition of properties and land. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs.

Funds from Operations ("FFO") Excluding Defeasance Costs and/or Preferred Redemption Costs

The Company defines FFO excluding defeasance costs and/or preferred redemption costs as FFO, as defined above, plus the add back of defeasance costs of $3,560,000 for the quarter ended March 31, 2006 and/or the $2,163,000 original issuance costs associated with the redemption of preferred shares for the quarter ended March 31, 2005. In accordance with GAAP, the defeasance costs are included as interest expense in the Company's Consolidated Statement of Operations. These costs are the costs associated with the defeasance (prepayment) of four loans. Also, in accordance with GAAP, the Company reclassified the original issuance costs associated with the redemption of preferred shares from paid-in capital to operating activity in connection with the redemption of the Series A Preferred Shares in January 2005. The Company is providing this calculation as an alternative FFO calculation as it considers it a more appropriate measure of comparing the operating performance of a company's real estate between periods or as compared to different REITs.

Funds Available for Distribution ("FAD")

The Company defines FAD as FFO plus depreciation-other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. Adjustments for joint ventures are calculated to reflect FAD on the same basis. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO, it captures real estate performance by excluding gains or losses from the disposition of properties and land and depreciation on real estate assets and amortization of intangible assets. Unlike FFO, FAD also reflects the recurring capital expenditures that are necessary to maintain the associated real estate.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The Company considers EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest which permits investors to view income from operations unclouded by non-cash depreciation or the cost of debt. Below is a reconciliation of net (loss) income available to common shareholders to EBITDA.

	Three Months Ended March 31,
	2006	2005

Net (loss) income available to common shareholders	$ (8,885)	$ (6,843)
Equity in net loss of joint venture	106	265
Preferred share dividends	1,262	1,346
Original issuance costs related to redemption of preferred shares	-	2,163
Interest income	(381)	(113)
Interest expense, net	14,194	10,003
Depreciation and amortization	8,690	8,796
Gain on disposition of properties	-	-
Taxes	70	70
EBITDA	15,056	15,687
EBITDA - Joint Ventures:
Equity in net loss of joint venture	(106)	(265)
Interest expense, net	321	311
Depreciation and amortization	292	299
EBITDA - Joint Ventures	507	345
Total EBITDA	$ 15,563	$ 16,032

Net Operating Income ("NOI")

NOI is determined by deducting property operating and maintenance expenses, direct property management and service companies expenses and painting service expense from total revenues. The Company evaluates the performance of its reportable segments based on NOI. The Company considers NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio and management and service companies at the property and management service company level and is used to assess regional property and management and service company level performance. NOI should not be considered an alternative to net income as a measure of performance or cash generated from operating activities in accordance with GAAP and, therefore, it should not be considered indicative of cash available to fund cash needs.

Property Net Operating Income ("Property NOI")

Property NOI is determined by deducting property operating and maintenance expenses from total property revenue. The Company considers property NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio at the property level and is used to assess regional property level performance. NOI should not be considered an alternative to net income as a measure of performance or cash generated from operating activities in accordance with GAAP and, therefore, it should not be considered indicative of cash available to fund cash needs. The following is a reconciliation of property and management and service operations NOI to total consolidated net (loss) income.

	Three Months Ended March 31,
	2006	2005

Property NOI	$ 17,499	$ 16,567
Management and service operations NOI	(239)	(271)
Depreciation and amortization	(8,597)	(7,990)
General and administrative expense	(2,346)	(2,050)
Interest income	381	113
Interest expense	(14,181)	(9,943)
Equity in net loss of joint ventures	(106)	(265)
Minority interest in operating partnership	(16)	(16)
(Loss) income from discontinued operations	(18)	521
Consolidated net (loss) income	$ (7,623)	$ (3,334)

Recurring Fixed Asset Additions

The Company considers recurring fixed asset additions to a property to be capital expenditures made to replace worn out assets so as to maintain the property's value.

Investment/Revenue Enhancing and/or Non-Recurring Fixed Asset Additions

The Company considers investment/revenue enhancing and/or non-recurring fixed assets to be capital expenditures if such improvements increase the value of the property and/or enable the Company to increase rents.

"Same Store" Market-Rate Properties

"Same Store" Market-Rate Properties are conventional multifamily residential apartments, which have reached stabilization and were owned and operational for the entire periods presented. The Company considers a property stabilized when its occupancy rate reaches 93.0% or one year following the purchase or delivery of the final units, whichever occurs first.